SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2016

COLUMBUS MCKINNON CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK
(State or other jurisdiction of incorporation)

0-27618	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

205 Crosspoint Parkway Getzville, New York	14068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (716) 689-5400

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 15, 2016 Columbus McKinnon Corporation (the “Company”) announced that Timothy T. Tevens decided to retire as Chief Executive Officer of the Company once his successor is appointed. In connection with this announcement, the Company entered into a Retirement Agreement (the “Retirement Agreement”) with Mr. Tevens in order to incentivize him to remain employed until his replacement is hired, provide for an orderly transition and restrict Mr. Tevens from competing with the Company, soliciting its customers and employees, using confidential information or disparaging the Company following his retirement.
Under the terms of the Retirement Agreement, Mr. Tevens has agreed to remain employed as the Chief Executive Officer until his replacement commences employment or such later date as may be mutually agreeable (the “Replacement Date”). Through his retirement he will continue to be paid his base salary and be eligible for all employee benefits, except for any additional equity compensation grants. Provided he remains employed through the Replacement Date and is not otherwise terminated for cause, upon his retirement the Company will provide Mr. Tevens with the following benefits after his retirement:

▪	He will continue to receive his base salary through June 30, 2018;

▪	He will be eligible for a fiscal 2017 annual incentive based on fiscal 2017 performance;

▪	He will be paid $730,000 in May 2018;

•
He will receive a lump sum “pension bridge” payment equal to the difference between the present value of the pension benefit he would have accrued through June 30, 2018 if he remained employed and the pension he actually accrues through retirement. The present value of the pension benefits will be determined based on the assumptions used for financial reporting purposes;

▪	He will receive a monthly stipend covering the difference between his continuation of health benefits under COBRA and the cost to him as an active employee through June 30, 2018; and

•
He will be treated as if retirement-eligible for purposes of all outstanding equity awards, specifically: all options will continue to vest and remain exercisable through the lesser of (i) remaining term or (ii) 5 years from retirement, all restricted stock units will be accelerated and payout on the date of retirement and, he will continue to be eligible to vest in his performance share units as if he remained employed.

Should Mr. Tevens be terminated for “Cause” or he quit prior to the Replacement Date, he will not receive any of the foregoing benefits. Additionally, following his retirement and prior to June 30, 2018 should he become employed in a senior management capacity, then all payments will cease and the equity stops vesting and will be exercisable only to the extent it would be exercisable absent the Retirement Agreement.
All of the payments and continued vesting and exercisability of the equity awards are subject to his execution of a release and waiver of all claims, as well as, compliance with covenants not to compete with the Company or to solicit employees and customers of the Company through December 31, 2018, and covenants regarding confidential information and non-disparagement.
The Company also agreed to reimburse Mr. Tevens for up to $6,000 in legal and accounting fees in connection with the negotiation and entering into the Retirement Agreement.
The foregoing summary of the Retirement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Retirement Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release announcing Mr. Teven's retirement is filed with this Form 8-K as Exhibit 99.1.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Retirement Agreement dated as of September 12, 2016 by and between Columbus McKinnon Corporation and Timothy T. Tevens

99.1	Press Release dated September 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Alan S Korman
Name:	Alan S. Korman
Title:	Secretary

Dated:  September 15, 2016

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Retirement Agreement dated as of September 12, 2016 by and between Columbus McKinnon Corporation and Timothy T. Tevens

99.1	Press Release dated September 15, 2016